Exhibit 3. Second Restated Master License Agreement between NDC Automation, Inc. and Netzler et Dahlgren CO.AB dated September 13, 1999.

                         NDC, NETZLER ET DAHLGREN CO. AB
                                       and
                              NDC AUTOMATION, INC.
                    SECOND RESTATED MASTER LICENSE AGREEMENT

         This Agreement is made this 13th day of September, 1999, by and between NDC, Netzler et Dahlgren Co. AB, a limited liability Swedish Corporation, with its principal place of business in Saro, Sweden (hereinafter referred to as "NDC"), Portec, Inc. with its principal place of business in Toledo, Ohio U.S.A. ("Portec") and NDC Automation, Inc., with its principal place of business in Charlotte, North Carolina U.S.A. (hereinafter referred to as "NDCA"), effective as of the day of closing of the Merger (the "Effective Date").

         WHEREAS NDC has developed and owns electronic guidance systems, processes, know-how, and valuable technical information related to the design, manufacture, installation, and operation of Automatic Guided Vehicle Systems, including patents issued in various countries related thereto; and

         WHEREAS NDC develops, designs, manufacturers, distributes, and installs electronic control and guidance components, equipment, and software used in AGVS;

         WHEREAS NDCA and NDC are parties to a certain Master License Agreement, as amended (the "Current Agreement"), and both parties desire to amend, restate and extend said Master License Agreement effective as of and subject to the consummation of the Merger (as herein defined); and

         WHEREAS NDC is aware of a proposed Agreement and Plan of Merger dated September 13, 1999 among NDCA, Portec and Hornett Acquisition Corp. ("Hornett") providing for the merger of Hornett with and into NDCA, where NDCA shall survive as a wholly owned subsidiary of Portec (the "Merger"), and NDC acknowledges and agrees that this Agreement and the terms and conditions contained herein shall be for the benefit of NDCA as the surviving corporation in the merger and assignable to the resulting business organization, which will be comprised of NDCA and the Pathfinder Division of Portec (the "Resulting Company"), and that if the Merger Agreement is terminated in accordance with its terms, this Agreement shall become null and void.

         Now, therefore, in consideration of these premises, the covenants herein exchanged and other good and valuable consideration, the parties agree as follows:

1. For the purposes of this Agreement, the following words and phrases shall have the meanings indicated below:

         "AGVS" or Automated Guided Vehicle System shall mean a combination of material handling vehicles, on-board and stationary computers, and communication devices which work together to perform some or all of the following functions: dispatching, guiding, blocking, starting and stopping the vehicles, and communicating the status of each said function, the vehicle's load, and the vehicle's condition, so as to automatically move material on the vehicles throughout a designated area.

         "AGVS Control Components and Equipment" shall mean products which perform guidance, communications, decision making, and/or control functions for an AGVS. NDC and NDCA AGVS Control Components and Equipment shall refer, respectively, to AGVS Control Components and Equipment owned by NDC or NDCA or manufactured by or on behalf of NDC and NDCA, and distributed by them to their customers.

         "AGVS Control Know-How" shall mean all know-how, information, processes, solutions, and techniques whether or not patented for using and applying AGVS, including technical and product specifications, communication, decision making, and control functions for an AGVS using AGVS Control Components and Equipment. NDC and NDCA AGVS Control Know-How shall refer, respectively, to AGVS Control Know-How owned by NDC and NDCA.

         "AGVS Software" shall mean computer executable instructions, however embodied and in whatever format, for the purpose of performing guidance, communication, decision making, or control functions for an AGVS or for operating AGVS Control Components and Equipment. NDC and NDCA AGVS Software shall refer, respectively, to AGVS Software owned by NDC and NDCA. AGVS Software shall not include algorithms and descriptive material (in all formats) generally known as source code.

It is expressly understood and agreed that nothing in this Agreement, including the foregoing terms, shall be construed to include any technology or know-how disclosed in the foregoing definitions which is owned, licensed, used or developed by Portec or any of its affiliates, excluding NDCA and subject to
Section 9 hereof.

2.       License Provisions.

         2.1 NDC consents to the Merger and expressly agrees that this Agreement, and all rights granted herein, shall inure to NDCA, the Resulting Company and Portec effective concurrently with the effectiveness of the Merger; provided, however, that if the Merger Agreement is terminated in accordance with its terms and the Merger is not consummated, this Agreement shall become null and void and Portec shall not receive any rights pursuant to this Agreement or any Master License Agreement between NDC and NDCA, and the Current Agreement will remain in effect and unaffected by this Agreement. Prior to the Merger, the Current Agreement shall remain in effect as between NDC and NDCA. NDC also agrees that any assignment of rights provided by this Agreement to Portec or any other related company or entity formed as a result of the Merger (which shall consist of NDCA and the Pathfinder Division of Portec) shall not violate any terms of this Agreement.

         2.2 NDC grants to NDCA the exclusive right to commercially and technically utilize, apply, and sublicense the use of AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software within the Territory, as hereinafter defined and in accordance with the terms and conditions of this Agreement (the "Exclusive Right") until December 31, 2002. After December 31, 2002, the Exclusive Right shall automatically continue for an additional two years until December 31, 2004 provided NDCA meets the agreed upon Performance Criteria, attached hereto as Exhibit A. Before December 31, 2003 the parties shall agree upon Revised Performance Criteria for the following two-year period. After December 31, 2004, the Exclusive Right shall automatically continue for subsequent two year periods, provided NDCA meets the Revised Performance Criteria for each such period. In the event that NDCA fails to meet the performance criteria in either of the above-defined periods, NDC shall have the right to terminate the Exclusive Right under this Agreement and this Agreement shall be converted into a non-exclusive License Agreement until the termination of this Agreement.

                  2.2.1 NDCA shall have the right to sublicense the rights granted herein upon terms and conditions not inconsistent with those herein; provided, however, that neither party shall have the right to sublicense the manufacturing options rights granted herein;

                  2.2.2 NDCA may grant to its sublicensees the right to incorporate NDC AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software only into AGVS which are designed and manufactured within the Territory; provided, however, there shall be no territorial restrictions on the sublicensee for the sale and installation of AGVS utilizing NDC AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software;

                  2.2.3 NDC will honor any sublicense agreement entered into by NDCA whether or not the term of any such agreement extends beyond the term of this Agreement.

         2.3 NDC grants NDCA an option to manufacture NDC's AGVS Control Components and Equipment and AGVS Software within the Territory. Upon election of said option by NDCA, the parties shall negotiate with one another in good faith to establish mutually acceptable terms and conditions to perfect the option.

         2.4 NDCA grants NDC an option to manufacture NDCA's AGVS Control Components and Equipment and AGVS Software outside the Territory, with the exception of

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

                  products listed in Exhibit B. Upon election of said option by NDC, the parties shall negotiate with one another in good faith to establish mutually acceptable terms and conditions to perfect the option.

         2.5 In the event that NDC should file for bankruptcy or otherwise become unable (whether temporarily or permanently) to supply NDC AGVS Control Components and Equipment and AGVS Software ("Products") to NDCA, NDCA shall have the immediate right to purchase its requirements for such Products (or components thereof, as the circumstances require) directly from NDC's suppliers and subcontractors, together with the right to assemble, test and distribute finished Products. This right shall terminate as soon as reasonably practical after NDC resumes its ability and willingness to supply such finished Products to NDCA itself. As consideration for the rights granted in this paragraph, NDCA shall pay to NDC a reasonable royalty on each Product sold, which must be negotiated as to its exact amount; but in no event shall the landed price to NDCA of finished Products purchased from suppliers or subcontractors or assembled from components so purchased, together with the royalty, exceed the normal purchase price for such finished Products from NDC.

         2.6 Each party hereby grants to the other the right to repair the AGVS Components and Equipment of the other and the authority to administer the warranty policy of the other in their respective territories pursuant to the then current procedures and policies for so doing, excluding the products listed in Exhibit B.

         2.7 NDC shall have the exclusive right to license NDCA's AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software outside the Territory (as hereinafter described) upon terms and conditions substantially identical to the license provisions contained herein, excluding the products listed in Exhibit B.

         2.8 NDCA shall use its best efforts to market, sell and support NDC's products and technology in every case where they are or can be applied and with the objective to maximize sales of NDC's products and technology, subject to any new products and technology meeting mutually agreed upon performance standards.

         2.9 NDCA agrees to promote, support and maintain the use of NDC's trademarks and trade names such as, LAZERWAY and TEACH-IN, in accordance with NDC's written policies and instructions, at mutually agreed costs.

         2.10 NDC and NDCA agree to develop a joint marketing and sales plan for Teach-In (the "Sales Plan") in the Territory and to implement the Sales Plan together. Contingent upon NDC and NDCA agreeing on the commission rate on a case-by-case basis, NDC will be allowed to enter into direct sales contracts with major manufacturers of industrial trucks ("OEM Customers"), who commit to buy volumes over and above a mutually agreed minimum purchase order, and to ship Teach-In controls products directly to such OEM Customers.

         2.11 As part of NDC's global marketing program (the "Marketing Program"), NDC will be allowed to and encouraged to include the Territory in the Marketing Program, in order to increase awareness of NDC's products and technology in the market place and to create new business opportunities. NDC shall inform NDCA about all planned marketing activities and coordinate the implementation of such activities with NDCA. In the event such activities generate interest by potential OEM customers/partners, NDC will be welcome to make joint visits to such customer sites together with NDCA. NDC shall not solicit any customers in the Territory without the consent by NDCA. If the OEM customer/Partner requests and contingent upon the parties agreeing on the commission rate on a case-by-case basis, NDC will be allowed to enter into direct sales contracts with OEM customers/partners who commit to buy volumes over and above a mutually agreed upon minimum purchase order, and to ship AGVS Control Components and Equipment directly to such OEM customers/partners.

         2.12 NDC has signed and delivered to Portec and NDCA a letter dated August 26, 1999 (the "Letter") attached hereto as Exhibit C, which is effective as of the date hereof and NDC agrees that the representations, warranties and terms provided in the letter shall be fully incorporated in this Agreement as if included herein.

3.       Territory.

         3.1 NDCA's exclusive territory shall be all of the North American continent, i.e., USA, Canada and Mexico (the "Territory").

         3.2 NDC's exclusive territory shall be all territories outside the North American continent.

4.       Documentation.

         4.1 The parties shall provide one another with existing production documentation (and any amended documentation, as it becomes available) for NDC's and NDCA's AGVS Control Components and Equipment and AGVS Software which the other has been granted rights to in accordance with paragraphs 2.3 and 2.4 herein, excluding the products listed in Exhibit B. Said documentation shall be subject to terms, conditions, and limitations (if any) imposed upon the parties as a result of software licensing restrictions the parties may have with any software supplier.

         4.2 The reasonable cost for providing said documentation shall be the responsibility of the receiving party.

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

5. Extra-territorial Implementation of the Technology by Sublicensees. In the event a licensee (or sublicensee, as the case may be), within an existing territory, desires to fabricate an NDC or NDCA AGVS outside the territory (for a specific AGVS project only) in which it is licensed (or sublicensed, as the case may be), the following procedures apply:

         5.1 The licensee (or sublicensee, as the case may be) must request permission from the licensor in the Licensee's territory;

         5.2 The territory licensor must request permission from the extra-territorial licensor.

         5.3 Permission may be granted to the extra-territorial request upon complete review of all details including the disclosure of the following information:

                  5.3.1             Name of purchaser;

                  5.3.2             Location of AGVS installation;

                  5.3.3             Type of AGVS installation; and

                  5.3.4 Other pertinent information deemed necessary by the extra-territorial licensor.

         5.4 For purposes of both quotation and purchase, the territorial licensee shall purchase the AGVS Control Components and Equipment and AGVS Software from its domestic licensor.

         5.5 For purposes of both quotation and purchase, the territorial licensee shall purchase the following items from the extra-territorial licensor:

                  5.5.1             Engineering services;

                  5.5.2             Application/non-standard software;

                  5.5.3             Installation/support services; and

                  5.5.4             Other services, as the case may be.

         5.6 If the extra-territorial request is of a permanent or ongoing nature, then the licensee or sublicensee, as the case may be, must negotiate an appropriate license agreement with the extra-territorial licensor upon terms and conditions acceptable to that licensor.

6.       Product Development.

         6.1 Any and all new technology(ies), concepts, ideas, prototypes, or products which are developed by one party shall be the sole and exclusive property of that party; and

         6.2 Any enhancements or improvements of existing NDC or NDCA AGVS Control Know-How, AGVS Control Components and Equipment, and/or AGVS Software sponsored or developed by NDC or NDCA, excluding the products listed in Exhibit B, shall be the sole and exclusive property of that party; however, the other party shall have a royalty-free grant back on those enhancements or improvements for marketing throughout their respective Territory.

7. Name Change. NDCA agrees that the surviving corporation pursuant to the Merger will have a corporate name that does not include the "NDC" acronym. NDC agrees that, before, during and after the Merger, the new company shall be allowed to reference NDC Automation, Inc. in press releases, advertisements, brochures, and other such documents, with regard to the Merger.

8. Consulting Services. The parties agree to furnish consulting services to one another upon the following terms and conditions:

         8.1 The parties shall provide one another with ongoing training in control philosophy and familiarization with NDC's and NDCA's AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software to designated employees at reasonable charges mutually agreed upon by the parties at site(s) to be mutually agreed upon; provided, however, if one party requests training at any site other than the designated location of the other party, then the requesting party shall be responsible for all travel, lodging, related miscellaneous, and food expenses of the other party.

         8.2 Allow each other and each others licensees or sublicensees, as the case may be, access to visit each others installations in the territories to examine applications of the NDC and NDCA's AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software for educational or other commercial purposes; provided, however, said visitations shall be subject to approval by the affected licensee, sublicensee, or customer, as the case may be.

         8.3 Provide each other technical expertise, assistance, and support from time to time to design, develop, install, and/or operate a fully functioning AGVS, incorporating NDC or NDCA AGVS Control Know-How, AGVS Control Components and Equipment, and/or AGVS Software upon the following terms and conditions:

                  8.3.1 Each shall give the other as much prior notice as possible of the need for technical assistance;

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

                  8.3.2 Each shall pay all travel expenses of food, lodging, and incidental expenses incurred by their personnel furnished at each others request; and

                  8.3.3 Each shall pay for all consulting services in accordance with a schedule of charges which shall be agreed between the parties.

9.        Use of Alternative Technology.

         NDCA shall only market and sell NDC's AGVS products, except that NDCA may market and sell AGVS products offered by Portec at the time of the Merger and as listed in Exhibit B attached hereto. NDCA also retains the right to market and sell any and all products which do not directly compete with NDC's products, i.e. motor in wheel drives, motors, batteries, chargers, and any products which are listed on Exhibit B. Portec, J Richard Holdings, L.P. and their respective subsidiaries (other than NDCA and the Resulting Company) shall not develop, market or sell any product which may compete with NDC's AGVS products, other than those listed in Exhibit B.

10. Sales Provisions. NDC agrees to sell to NDCA its NDC AGVS Control Know-How, AGVS Control Components and Equipment, and license NDC AGVS Software, and NDCA agrees to sell to NDC its NDCA AGVS Control Know-How, AGVS Control Components and Equipment, and license NDCA AGVS Software, except the products listed on Exhibit B hereto, in accordance with the following terms and conditions:

         10.1     AGVS Control Know-How.

                  10.1.1 Unless otherwise agreed, NDCA shall pay a royalty to NDC of ten percent (10%) of any Enrollment Fee paid on any license or sublicense, as the case may be, entered into by it with a customer for the use by the customer of the NDC AGVS Control Know-How, said royalty to accrue after the execution of this Agreement, where the term Enrollment Fee shall mean any fee paid by a customer for entering into a license or sublicense as referred to in this Section 10.1.1; fees paid based on the amount or number of products/systems sold by a customer and which utilize the NDC AGVS Control Know-How shall not be considered as Enrollment Fees for purposes of this Agreement; and

                  10.1.2 The royalty shall become due and payable within thirty (30) days following the receipt of an Enrollment Fee by one party from its licensee or sublicensee, as the case may be.

         10.2     AGVS Control Components and Equipment.

                  10.2.1 NDCA shall always receive the most favorable discount provided to any other party unless any other discount is mutually agreed to in writing

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

                                    between the parties. All discounts shall be applied to the list prices in NDC's official price list/buyers guide and for all products, including Teach-In and future products.

                  10.2.2 NDC and NDCA pricing shall be in accordance with their then current price lists and then current terms and conditions of sale.

                  10.2.3 Each reserves the right to adjust their price list not more than once every twelve
                                    (12) months by giving the other a notice of at least ninety (90) days.

         10.3     AGVS Software.

                  10.3.1 All NDC AGVS Software or NDCA AGVS Software shall be licensed according to the party's then current terms and conditions of sale.

         10.4     Warranty.

                  10.4.1 NDC warrants that it is not aware and does not possess any knowledge that the design of the NDC AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software as used, sold or licensed, (but excluding any use by a customer) in compliance with this Agreement, infringes or will infringe on any domestic, or foreign patent, trade secret, trademark, copyright or any other proprietary rights claimed by others, with the exception of the matters described in
                                    Schedule 10.4.1 attached hereto.

                  10.4.2 The parties warrant that each item of AGVS Control Components and Equipment shall:

                                    10.4.2.1    be of good and merchantable
                                                quality suitable for the
                                                purposes specified in the
                                                appropriate product
                                                specification documentation;

                                    10.4.2.2    conform in all respects to the
                                                specifications established for
                                                that item; and

                                    10.4.2.3    be free of material defects in
                                                workmanship for one (1) year
                                                from the completion of the
                                                installation of the goods, but
                                                in no event shall such warranty
                                                exceed eighteen (18) months from
                                                the date of shipment of the
                                                goods, except that NDC agrees
                                                that with regard to all AGVS
                                                Control Components and Equipment
                                                and Software released after
                                                July, 1997, the warranty for all
                                                defects associated with or
                                                caused by the Year 2000 shall
                                                continue for ten (10) years.

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

                                    10.4.2.4    be Year 2000 Compliant with the
                                                exception under Section 10.4.2.5
                                                below. "Year 2000 Compliant"
                                                shall be interpreted according
                                                to the term "Year 2000
                                                conformance" provided in the BSI
                                                DISK PD2000- 1:1998, attached
                                                hereto as Exhibit D.

                                    10.4.2.5    AGVS Control Component and
                                                Equipment and Software released
                                                prior to July 1997, may not be
                                                Year 2000 compliant in all
                                                respects, as explained in the
                                                Letter.

                  10.4.3 For those items found to be defective, each party shall:

                                    10.4.3.1    repair and/or replace, at its
                                                option, free of charge that item
                                                found to be defective during the
                                                warranty period; and

                                    10.4.3.2    if one party claims warranty, it
                                                shall bear freight, packaging,
                                                and insurance costs for the
                                                shipment to the other party that
                                                is associated with repaired or
                                                replaced items.

                  10.4.4 In the event the product(s) is(are) not covered by the foregoing warranty, then the party providing the repair service shall provide an estimated cost of repair or replacement of the defective item(s) as to those item(s) which do not fall within the warranty provision and in good faith are determined not to be defective. Return shipment costs to be the responsibility of the other party. In addition, NDC shall provide support to NDCA related to Year 2000 issues as described on Exhibit E attached hereto.

                  10.4.5 The parties warrant that each item of AGVS Software shall:

                                    10.4.5.1    perform in accordance with the
                                                actual software license
                                                agreement;

                                    10.4.5.2    be Year 2000 Compliant as
                                                defined in Section 10.4.2.4; and

                                    10.4.5.3    provide warranty support in
                                                accordance with the actual
                                                software license agreement,
                                                except that the warranty that
                                                all AGVS Software shall be Year
                                                2000 Compliant shall continue
                                                for ten (10) years, with
                                                exception for Section 10.4.2.5.

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

                  10.4.6 If NDC is unable to correct any defects related to the Year 2000 ("Year 2000 Defects") within a reasonable period of time or if NDC does not attempt to correct any Year 2000 Defects within a reasonable time, NDCA shall have the option to modify the NDC AGVS Components, Equipment and Software, or to allow third parties to modify the NDC AGVS Components, Equipment and Software.

         10.5     Limitation of Liability.

                  10.5.1 The limitation of liability for damages resulting from the shipment of defective items, late shipment, or failure to ship, is limited exclusively to the purchase price of that item.

                  10.5.2 Each shall not be liable for incidental or consequential damages arising out of any defective shipment, late shipment, or the failure to ship any item.

                  10.5.3 AGVS Software is Licensed "as is," without warranty as to performance, merchantability, or fitness for a particular purpose, except for software released after July, 1997, with regard to Y2K compliance: and the entire risk as to results and performance is assumed by the licensed party.

                  10.5.4 NDCA agrees that it will not sell the NDC AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software separately or in combination with non-NDC hardware, software or know-how, and NDCA acknowledges that the NDC AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software are designed to function with one another and any combination with other control know-how, control components and equipment, and software may result in performance degradation which may void existing warranties, unless specifically otherwise provided in writing by NDC.

11. Indemnification. In this Agreement, NDC serves as a technology partner and product source to NDCA. NDC supplies AGVS Control Know-How, AGVS Control Components and Equipment and AGVS Software to be used as control tools and building blocks in NDCA's and/or NDCA's customers' development, manufacturing and marketing of AGVS. Consequently, except as provided in Section 10.4 hereof, NDC cannot absorb any responsibility on the application and use of such products by NDCA. NDC shall, however, indemnify NDCA and/or any of its customers against cost and damage in the event a claim is brought against NDCA and/or any of its customers for infringement in the Territory of a patent or other proprietary right with regard to the design of AGVS Control Know-How, AGVS Control Components and Equipment and AGVS Software, provided that NDCA promptly notified NDC of such claim. NDC shall have the sole control of the defense and the settlement of all negotiations, including selection of attorneys, and NDCA shall cooperate with NDC in such defense or settlement and provide NDC with necessary assistance, information and

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

authority. NDCA and/or any of its customers shall have no claim against NDC for consequential damages or loss of profit.

12.      Term and Termination.

         12.1 This Agreement shall be valid and continue in full force and effect for an initial term of ten years from the effective date hereof, unless sooner terminated in accordance with the provisions of this Article 12. After the expiration of the initial term or any renewal term, this Agreement shall be renewed for an additional term of two years and thereafter successively, unless either party notifies the other in writing of its intent not to renew the Agreement or unless it is otherwise terminated. To be effective, notification of non-renewal must be sent to a party at least six months prior to the end of the then current term.

         12.2 This Agreement may be terminated at any time prior to the expiration of its then current term:

                  (a)      by an agreement in writing between the parties; or

                  (b) by either party immediately upon the giving of notice or as otherwise provided below in the event the other:

                           (i) commits a material breach of any of the provisions of this Agreement (including but not limited to a failure to pay any proper invoice when due) and does not cure said breach within thirty days after such breaching party has been sent notice by the other of the breach and the intent to terminate;

                           (ii) ceases or suspends business as a going concern, sells all or substantially all of its assets, liquidates, dissolves or adopts a plan of liquidation or dissolution; or

                           (iii) becomes bankrupt or insolvent, files or suffers to be filed against it (in the latter case, for a period of more than sixty days) a petition or other pleading seeking a declaration of bankruptcy, insolvency, the appointment of a receiver, trustee or conservator or otherwise seeks or obtains any relief from debt or creditors generally.

                  (c) In the event that one party is acquired or controlled by a competitor of the other party, the other party may terminate this Agreement.

                  (d) by NDC, effective immediately upon giving notice, if NDCA shall assign or attempt to assign its interest in this Agreement in violation of paragraph 13.5.

13.      General Provisions.

         13.1     Preservation of Secrecy.

                  13.1.1 During the term of this Agreement or any sublicense agreement and five (5) years thereafter, each party shall require their licensees and sublicensees, as the case may be, to execute an agreement guaranteeing that the licensee or sublicensee, as the case may be, take all necessary measures to ensure that all information regarding NDC and NDCA AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software be safeguarded;

                  13.1.2 Upon the termination of any license or sublicense agreement for any reason, the licensee or sublicensee, as the case may be, will be required to return all confidential information in accordance with the governing agreement; and

                  13.1.3 Upon the termination of this Agreement, both parties shall return any confidential papers, documents, drawings, and copies thereof supplied to it by the other party.

                  13.1.4 Each party acknowledges the confidential nature of each other's proprietary documentation relating to AGVS Control Know-How, AGVS Control Components and Equipment, and AGVS Software, and that any unauthorized disclosure thereof could cause irreparable harm. Each party hereto agrees to undertake every reasonable measure necessary to maintain, preserve, and protect each other's confidential, proprietary information.

         13.2 Exchange of Information. During the term of this Agreement, the parties jointly agree to furnish to the other any and all relevant information regarding any improvements, modifications, and its general experiences relating to the application of the NDC and NDCA AGVS Control Components and Equipment, and AGVS Software whenever such information would prove invaluable and relevant to that party.

         13.3 Force Majeure. All sales and services between the parties are subject to fire, strikes, lockouts, accidents, inability or delays in transportation, any national or local law affecting importation of any item. Acts of God, or causes above and beyond the reasonable control of either party shall absolve the other party of any liability to the other or any of their respective customers.

         13.4 Agency. This Agreement shall not be construed to give rise to any agency relationship between NDC and NDCA.

         13.5 Assignment. This Agreement, including any Exhibits hereto, shall be binding upon the parties hereto and their respective successors and assigns; however, neither party may assign this Agreement without the prior express written consent of the other party, except as specifically provided in this Agreement, i.e., in Section 2.1, and with respect to the Merger. Any assignment of this Agreement in violation of this
                  Section 13.5 shall be null and void.

         13.6 Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, that provision shall be severed from the whole and will not affect the legality or enforceability of the remainder of the Agreement.

         13.7 Governing Law. This Agreement shall be governed by and in accordance with the laws of the State of North Carolina, United States of America.

         13.8 Entire Agreement. This Agreement contains the entire and complete understanding of the parties and is intended to be the final statement of all terms and conditions herein contained. This Agreement replaces all prior agreements, course of dealing, statements and representations made by or between the parties, including but not limited to the RESTATED MASTER LICENSE AGREEMENT dated November
                   30, 1995 with an effective date of December 1, 1995. Any
                  provision, modification, or amendment to this Agreement must specify with certain particularity each addition, change, or modification and be a duly authorized representative of each party hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by the signatures of their respective duly authorized officers or representatives as of the day and year written below.

                         NDC, NETZLER ET DAHLGREN CO. AB


                             By: /s/Goran Netzler /s/Jan Jutander
                                ----------------------------------------
                                      Name: Goran Wetzler & Jan Jutander
                                      Its: PRESIDENT & UP

                             NDC AUTOMATION, INC.


                             By: /s/Ralph Dollander
                                ----------------------------------------
                                      Name: Ralph Dollander
                                      Its: PRESIDENT

                             PORTEC, INC.


                             By: /s/Laurence J. Weber
                                ----------------------------------------
                                      Name: Laurence J. Weber
                                      Its: PRESIDENT

                                    EXHIBIT A

                              Performance Criteria

                                                                       EXHIBIT A

        Performance criteria to retain exclusivity beyond the year 2000
        ---------------------------------------------------------------

Licensee to purchase (=shipments) products from NDC in excess of SEK 17,000,000* in the calender year 2002,

                                       Or
                                       --

Licensee to purchase (=shipments) products from NDC in excess of SEK 36,000,000* during the 3-year period 1/1 2000 - 31/12 2002.

                                     ------


In the event any direct sales are made by NDC to OEM customers in the Territory, 50% of the corresponding purchase amount Licensee would have paid to NDC will be applied against the above minimums.



*) Please refer to attached memo "Projected NDCA Purchase Commitment to NDC AB". In case any of the new products, e.g. Teach-In or WGU, are not made available to the Licensee or not sold in any other markets in commercial volumes during any or all of the 3-year period, the parties agree to negotiate in good faith what impact this may have on the performance criteria.

                                    EXHIBIT B

                                 Portec Products

                              EXHIBIT B

        Portec Pathfinder product offering - Exception from exclusivity
        ---------------------------------------------------------------


     1. Narrow Aisle Guidance Control Products
     -----------------------------------------

     Existing product line and continuous modifications/improvements to the same.


     2. AGVS Controls Products and vehicles
     --------------------------------------

     Existing product line - "ADS" (Automatic Delivery System) - which consists of wire guided controls products and vehicles for simple, "low-end", systems and continuous modifications/improvements of the same.

                                    EXHIBIT C

                                     Letter

[GRAPHIC]

                                                                       EXHIBIT C
                                                                     page 1 of 2
--------------------------------------------------------------------------------
To:  NDC Automation, Inc.
     3101 Latrobe Drive
     Charlotte, NC 28211
     USA


                                LETTER OF COMFORT


RE: YEAR 2000 COMPLIANCE, Y2K

In response to you request for a Letter of Comfort addressing the Y2K issue, NDC AB is pleased to advise you as follows:

In our capacity as Licensor to NDCA for AGVS controls products and technology, NDC AB takes responsibility for the AGVS basic functionality in the systems. However, our functional responsibility is limited to the NDC software and hardware building blocks that together with generally available hardware (e.g.
PCS) and software (e.g. BIOS, operative systems: NT) and additionally non-NDC developed software, form the complete AGVS control system.

So, the specific AGV system Y2K compliance is highly dependent on that all hardware and software in the AGV system are compliant.

From NDC's point of view we have during the last year communicated to our partners, AGVS suppliers, in this matter about our findings relative to the Y2K compliance of NDC'S products and the necessity to investigate and secure the compliance of non NDC products concerned in the control system structure.

As it appears from our latest communication to our partners, we have, in our continuing extensive testing, not found any functionally detrimental defects in the NDC software and hardware products.

[GRAPHIC]

                                                                       EXHIBIT C
                                                                     page 2 of 2
--------------------------------------------------------------------------------

NDC warrants that NDC products released after July 1997 are Y2K compliant. In the unlikely event that any non-compliant functionality or "cosmetic" defects will be discovered, NDC will furnish a corrected version with all possible speed, at no cost in full accordance with our warranty commitment and procedures.

Products released before July 1997, not covered by the Y2K warranty, may have cosmetic defects that might appear as confusing dates. This will, however, not influence the functionality of the system and NDC is able to offer corrected versions on request.

We are, on request, also prepared to respond to any questions or any demands for assistance that may appear during this fall, in order to secure that all NDC controlled systems will perform to the end a users' satisfaction, when the new millenium starts, to the benefit of all parties involved. To this end, NDC AB has appointed an adequate special task force that will advise and support our partners and customers on Y2K issues.

Saeroe August 26, 1999

NDC, NETZLER & DAHLGREN CO

/s/Goran Netzler
-----------------
Goran Netzler
President

                                    EXHIBIT D

                              Year 2000 Conformance

                                                                       EXHIBIT D

[GRAPHIC]

A DEFINITION OF YEAR 2000 CONFORMITY
REQUIREMENTS

PREAMBLE TO THE SUMMER 1998 AMENDMENT
BSI DISC originally published PD 2000-1 in January 1997 and it has been widely adopted. A review of the document was conducted by the responsible committee (DDD/I/3) in the spring of 1998 taking into account comments received. The committee considered that amendments to the fundamental conformity requirements were neither necessary nor desirable. The Definition and the four Rules are unchanged but, to add value to the document and aid its interpretation, the Amplification sections have been amended. This document, PD 2000-1:1998, replaces the previous version of PD 2000-1 but does not change its requirements.

An additional document PD2000-4, entitled "PD2000-1 in Action" will provide further information on PD2000-1:1998 together with information on its use. Paragraph numbers have been enhanced in the Amplification section to aid referencing and substantial revisions to the document are indicated by side lines against the changed text.

INTRODUCTION
This document addresses what is commonly known as Year 2000 conformity (also sometimes known as century or millennium compliance). It provides a definition of this expression and requirements that must be satisfied in equipment and products which use dates and times.
It has been prepared by British Standards Institution committee BDD/1/3 in response to demand from UK industry, commerce and the public sector. It is the result of work from the following bodies whose contributions are gratefully acknowledged: BT, Cap Gemini, CCTA, PricewaterhouseCoopers, Halberstam Elias, ICI, National Health Service, National Westminster Bank. Additionally, BSI DISC acknowledges the support of the Electronics and Information Industries Forum
(EIIF), Action 2000, Taskforce 2000 and Digital Equipment as well as the original bodies for their participation in the review of this document.
BSI DISC would also like to thank the following organizations for their support and encouragement in the development of this definition; Barclays Bank, British Airways, Cambridgeshire County Council, Computer Software Services Association, Department of Health, Ernst & Young, Federation of Small Businesses, IBM, ICI, National Power, Paymaster Agency, Prudential Assurance, Reuters, Tosco Stores. While every cure has been taken in developing this document, the contributing organizations accept no liability for any loss or damage caused, arising directly or indirectly, in connection with reliance on its contents except to the extent that such liability may not be excluded at law. Independent legal advice should be sought by any person or organization intending to enter into a contractual commitment relating to Year 2000 conformity requirements.

THIS ENTIRE DOCUMENT OR THE DEFINITION SECTION (INCLUDING THE FOUR RULES) MAY BE FREELY COPIED PROVIDED THAT THE TEXT IS REPRODUCED IN FULL, THE SOURCE ACKNOWLEDGED AND THE REFERENCE NUMBER OF THIS DOCUMENT IS QUOTED. IT IS RECOMMENDED THAT THE AMPLIFICATION SECTION BE INCLUDED. REFERENCES TO "PD2000-1:1998" SHALL BE INTERPRETED AS MEANING THE ENTIRE DOCUMENT.

THE DEFINITION
Year 2000 conformity shall mean that neither performance nor functionality is affected by dates prior to, during and after the year 2000.
In particular:
RULE 1 No value for current date will cause any interruption in operation. RULE 2 Date-based functionality must behave consistently for dates prior to, during and after year 2000.
RULE 3 In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.
RULE 4  Year 2000 must be recognized as a leap year.

[GRAPHIC]
DISC is a part of the British Standards Institution
BSI, 389 Chixwick High Road, London W4 4AL
Tel: 0131 995 9000
                                                              ISBN 0 580 305 074

AMPLIFICATION OF THE DEFINITION AND RULES

1.       GENERAL EXPLANATION
1.1 Problems can arise from some means of representing dates in computer equipment and products and from datalogic embedded in purchased goods or services, as the year 2000 approached and during and after the year. As a result, equipment or products, including embedded control logic, may fail completely, malfunction or cause data to be corrupted.
1.2 To avoid such problems, organizations must check, and modify if necessary, internally produced equipment and products and similarly check externally supplied equipment and products with their suppliers. The purpose of this document is to allow such checks to be made on a basis of common understanding.
1.3 Where checks are made with external suppliers, care should be taken to distinguish between claims of conformity and the ability to demonstrate conformity.

2.       AMPLIFICATION OF THE DEFINITION
2.1 PD2000-1(all editions) is solely concerned with the performance and functionality of a single version, release or system. It does not address differences in performance or functionality between different versions, releases or systems.
2.2 Variations in performance immeasurably small in the context of use do not make a version, release or system non-conformant.

3.       AMPLIFICATION OF THE RULES
3.1      RULE 1
3.1.1    This rule is sometimes known as general integrity.
3.1.2 If this requirement is satisfied, roll-over between all significant time demarcations (e.g. days, months, years, centuries) will be performed correctly.
3.1.3 Current date means today's date as known in the equipment or product, i.e., the actual date of operation [NOTE* this refers to normal operation and does not prevent testing.]
3.2      RULE 2
3.2.1    This rule is sometimes known as date integrity.
3.2.2 This rule means that all equipment and products must calculate, manipulate and represent dates correctly for the purposes for which they were intended.
3.2.3 The meaning of functionality includes both processes and the results of those processes.
3.2.4 If desired, a reference point for date values and calculations may be added by organizations; e.g., as defined by the Gregorian calendar.
3.2.5 No equipment or product shall use particular date values for special meanings: e.g., "99" to signify "no end value" or "end of file" or "00" to mean "not applicable" or "beginning of file" unless the values in question lie outside its possible date range.
3.3      RULE 3
3.3.1    This rule is sometimes known as explicit/implicit century.
3.3.2    It covers two general approaches:
         (a) explicit representation of the year in dates: e.g. by using four digits or by including a century indicator. In this case, a reference may be inserted (e.g. 4-digit years as allowed by ISO 8601:1988) and it may be necessary to allow for exceptions where domain-specific standards (e.g. standards relating to Electronic Data Interchange, Automatic Teller Machines or Bankers Automated Clearing Services) should have precedence.
         (b) the use of inferencing rules: e.g. two-digit years with a value greater than 50 imply 19xx, those with a value equal to or less than 50 imply 20xx. Rules for century inferencing as a whole must apply to all contexts in which the date is used, although different inferencing rules may apply to different date sets. Where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving that element.
3.4      RULE 4
3.4.1    Aleap year is defined in ISO 8601:1998 (amended in 1991) as follows:
"year, leap: In the Gregorian calendar, a year which has 366 days. A leap year is a year whose number is divisible by four an integral number of times, except that if it is a centennial year it shall be divisible by four hundred an integral number of times."
3.4.2    Thus, for example, 2000 is a leap year but 1900 is not.

4        GENERAL NOTES
4.1 For Rules 1 and 2 in particular, it is recommended that the allowable ranges for values of current date and dates to be manipulated be documented, recognizing that all systems have some limitation on the valid date ranges. The ranges may relate to one or more of the feasible life-spans of equipment or products or the span of dates required to be represented by the organization's business processes.
4.2 Tests for specifically critical dates may also be added (e.g. for leap years, end of year, etc.). Organizations may wish to append additional material in support of local requirements.
4.3 Where the term "century" is used, clear distinction should be made between the "value" denoting the century (e.g. 20th) and its representation in dates (e.g. 19xx): similary, 21st and 20xx.

[GRAPHIC]
DISC is a part of the British Standards Institution
BSI, 389 Chixwick High Road, London W4 4AL
Tel: 0181 996 9000
                                                              ISBN 0 580 305 074

                                    EXHIBIT E

                                Year 2000 Support

                                                                       EXHIBIT E
[GRAPHIC]
NETZLER & DAHLGREN CO AB
--------------------------------------------------------------------------------
                                 YEAR 2000 MEMO

1. Testing Procedures
-------------------

NDC represents and warrants that it has conducted a thorough analysis and extensive testing of its AGVS Control Components, Equipment and Software that are licensed to NDCA pursuant to the Restated Master License Agreement (the "MLA"). These tests were designed to determine whether the NDC AGVS Control Components, Equipment and Software would develop operational defects or other problems after September 9, 1999, January 1, 2000 and February 28, 2000 ("Year 2000 Problems"). Based on these procedures and actual testing by NDC, NDC represents that it is confident that NDC AGVS Control Components, Equipment and Software released after July, 1997 are Year 2000 compliant as defined in the BSI DISC PD2000-1: 1998

NDC also represents that it has adopted a set of procedures set forth in "Testing of NDC Equipment for Millennium Changeover Compliance" (the "Procedures"), attached hereto as Exhibit 1.

2. Y2K Response Team and problem solving guidance
-------------------------------------------------

NDC will during the fall establish an engineering/technical support team duly trained to address Y2K problems in connection with NDC AGVS products. NDC commits to provide NDCA with a troubleshooting guide, with the objective to help an engineer determine where in a system possible Y2K-problems may originate. NDC also commits that all Y2K-related technical information, experiences, tests, etc. this team collects, will be furnished to NDCA without any costs. Direct support to NDCA and NDC partners by phone or by technical assistance at customer sites will be provided at NDC's standard engineering rates.


3. Products released prior to July 1997
----------------------------------------

NDC and NDCA recognize that NDC AGVS Control Components, Equipment and Software released prior to July 1997 may have cosmetic defects in the form of date readouts. Changes and solutions to those NDC AGVS Products will be offered from NDC on a case by case basis at NDC's standard engineering rates.

??? September 1, 1999

NDC Netzler & Dahlgren Co AB

/s/ GORAN NETZLER
-------------------
Goran Netzler
President

--------------------------------------------------------------------------------

                                    EXHIBIT 1

NDC Y2K Testing Procedures                                                 1(10)
--------------------------------------------------------------------------------


TESTING OF NDC EQUIPMENT FOR MILLENNIUM CHANGEOVER COMPLIANCE



1    INTRODUCTION

     This document describes the procedures for testing the Y2K compliance of NDC standard equipment with reference to British Standard Institution DISC PD2000-1:1998 "A definition of year 2000 conformity requirements", see Appendix 1.

     The NDC equipment range with possible Y2K problems, are

     1. NDC software executing in proprietary hardware, e.g. ACC70, CT3000. The operating system functions are performed within the software package, and they will be tested together. The Y2K compliance of the hardware functions used by the software package must be established.

     2. NDC software executing in non-NDC hardware (PC), e.g. NT7000, Cway. In this case, it is the responsibility of the customer to ensure the Y2K compliance of the hardware and operating system.
        When performing compliance testing of such software, it must be ensured that all tests are performed with Y2K compliant hardware and operating system.

     The procedures consist of several test, each described here. THE RESULT of each test shall be recorded as:

        o   P (Pass) - The test results observes match the Expected Result.
        o   N/A      - The test is Not Applicable to the equipment.
        o   F (Fail) - Abnormal results occur.

     In case of Fail, mark the EFFECT field:
        o   I        - Inconvenient, the functioning of the equipment was not
                       influenced.
        o   S        - Severe, the equipment functioned erroneously.
        o   C        - Catastrophic, the equipment shut down or would not
                       function.

     Use the COMMENT field to expand on the nature of the failure.

--------------------------------------------------------------------------------
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

NDC Y2K Testing Procedures.                                                2(10)
--------------------------------------------------------------------------------


2.        PRE-TEST PROCEDURES

          These procedures must be performed before the actual testing. Use the pre-test checklist to record the outcome.

2.1       ASCERTAINING THE Y2K COMPLIANCE OF THE HARDWARE PLATFORM AND OPERATING
          SYSTEM.

2.1.1     NDC Proprietary hardware.

2.1.1.1   Identify the hardware.
          Is it the same hardware platform as that originally delivered to the customers?

2.1.1.2   Does the hardware contain Real Time Clock circuitry?
          Check the manufacturers' data sheets.

2.1.1.3 Does the software package use any hardware Real Time Clock function that is not Y2K compliant?
          Check with the designer responsible for the product.

2.1.2     PC-BASED EQUIPMENT.

          It is imperative that only readily available, standard Real Time Clock Circuitry and BIOS are used in the tests.

2.1.2.1   Is the hardware and BIOS confirmed Y2K compliant?
          If not, replace the PC.

2.1.2.2   Is the operating system Y2K compliant?
          If not, upgrade or replace the PC.

          Only standard and readily available versions of and Service Packs for the operating system must be used in this test.

2.2       TESTING TOOLS.

2.2.1     Do you have the appropriate functionality test tables and parameters?

--------------------------------------------------------------------------------
KG 08/24/99    (C) NDC AB    NDC AB Y2K test procedures              D4-9451-100

NDC Y2K Testing Procedures.                                                3(10)
--------------------------------------------------------------------------------

          They must be in source code form, for compilation at various time settings on the programming unit.

2.2.2     Do you have the appropriate support equipment?

          All support facilities, such as ACC7O, host emulator, communication equipment etc, must be Y2K compliant, and of the versions originally delivered to the customer.

2.2.3     Do you have the appropriate test programs in the support equipment?

2.3       DISCONNECT NETWORKS.

          Disconnect component from any network that may adversely affect or be affected by changing dates or checking operation of the component to be tested.

3         TEST PROCEDURES.

          This section will describe the testing to be performed on the component.

3.1       Check Component Function.

3.1.1     Identify Date Function Existence.

          o If the component has NO date function, place an N in the Date Function field.
          o If the component has a date function, place a Y in the Date Function field.

          If the component has NO date function, the tests in Section 3 will NOT be perfomed. Go to Section 4.

3.1.2     Identify Date Display Formats.

          o  Check the "2" box if a two digit display exists. 00, 99, 98 etc.
          o Check the "4" box if a four digit display exists. 2000, 1999, 1998 etc.
          o  Check both the "4" and "2" box if both displays exist.

3.1.3     Check the functioning of the component.

          With pre-2000 dates, check that the equipment is functioning properly.

--------------------------------------------------------------------------------
KG 08/24/99    (C) NDC AB    NDC AB Y2K test procedures              D4-9451-100

NDC Y2K Testing Procedures.                                                4(10)
--------------------------------------------------------------------------------

3.2       Manual Rollover, Reboot, Day of week tests.

3.2.1     Rollover - 1999 to 2000 - Power On.

          Test:
          1.   Set the clock date to 31 Dec. 1999.
          2.   Set the time to 23:59 (11:59pm).
          3.   Observe the clock date display after 00:00 (12:00am).
          4.   Check the component functions.

          Expected Result:
          o    The clock displays 1 Jan 2000 and component operates normally.

3.2.2     Day of Week.

          Test:
          1. Verify the clock date is still displayed as 1 Jan 2000 from the previous test.
          2.   Observe the clock day of the week display.

          Expected Result:
          o    The clock day of the week display shows Saturday.

3.2.3     Reboot - Date retention.

          Test:
          1. Verify the date is still displayed as 1 Jan 2000 from the previous test.
          2.   Power down the component.
          3.   Wait 30 seconds.
          4.   Power up the component.
          5.   Observe the clock date display.
          6.   Check the component functions.

          Expected Result:
          o The clock still displays 1 Jan 2000 and component operates normally.

3.2.4     Rollover 1999 to 2000 - Power Off.

--------------------------------------------------------------------------------
KG 08/24/99    (c) NDC AB         NDC AB Y2K test procedures         D4-9451-100

NDC Y2K Testing Procedures.                                                5(10)
--------------------------------------------------------------------------------

          Test:
          1.   Set the clock date to 31 Dec. 1999.
          2.   Set the clock time to 23:50p (11:50p.m.).
          3. Power down the component before the clock can roll over to the year 2000.
          4.   Wait until after "midnight" (11 minutes), keeping the power off.
          5.   Power up the component.
          6.   Observe the clock date display.
          7.   Check the component functions.

          Expected Result:
          o    The clock displays 1 Jan 2000 and component operates normally.

3.3
     Leap Year Test.

3.3.1     Leap Year - Rollover 2/28 - Power On.

          Test:
          1.   Set the clock date to Monday, 28 Feb 2000.
          2.   Set the clock time to 23:59 (11:59pm).
          3.   Observe the clock day and date display after 00:00 (12:00am).
          4.   Check the component functions.

          Expected Result:
          o The clock day and date should be Tuesday, 29 Feb 2000. The component operates normally.

3.3.2     Leap Year - Reboot 2/29.

          Test:
          1.   Set the clock date to 29 Feb 2000.
          2.   Power down the component.
          3.   Wait 30 seconds.
          4.   Power up the component.
          5.   Observe the clock day and date display.
          6.   Check the component functions.

          Expected Result:
          o The clock date should be Tuesday, 29 Feb 2000. The component operates normally.

--------------------------------------------------------------------------------
KG 08/24/99    (c) NDC AB         NDC AB Y2K test procedures         D4-9451-100

NDC Y2K Testing Procedures.                                                6(10)
--------------------------------------------------------------------------------

3.3.3     Leap Year - Rollover 2/29 - Power On.

          Test:
          1. Verify the clock date is still Tuesday, 29 Feb 2000 from the previous test.
          2.   Set the clock time to 23:59 (11:59pm).
          3.   Observe the clock day and date display after 00:00 (12:00am).
          4.   Check the component functions.

          Expected Result:
          . The clock day and date should be Wednesday, 1 March 2000. The component operates normally.

  3.4     Special Value Test.

          Test:
          1.   Set the clock date to 9/9/1999.
          2.   Check the component functions.
          3.   Attempt to set the clock date to 0/0/200l.
          4. Check the component functions. The component might not accept this date, but it should then keep the old date and function normally.

          Expected result:
          .    The machine and component operated normally in both cases.

  3.5     Download Tests.

3.5.1     Downloading pre-2000 tables and parameters.

          Test for proprietary hardware components:
          .    Already tested, mark test protocol accordingly.

          Test for PC based components:
          1.   Set the clock date to 11 Jan 2000.
          2.   Download and install a definition file created before year 2000.
          3.   Check the component functions.

          Expected result:
          .    The component functions normally.

3.5.2     Downloading post-2000 tables and parameters.

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          Test for proprietary hardware components:
          1.   Set the clock date to 11 Jan 2000.
          2. Set the definition unit clock date to 5 Jan 2000 and prepare a set of definition EPROMs.
          3.   Install these EPROMs.
          4.   Check the component functions.

          Test for PC based components:
          1.   Set the clock date to 11 Jan 2000.
          2. Set the definition unit clock date to 5 Jan 2000 and prepare a definition file.
          3.   Download and install this definition file.
          4.   Check the component functions.

          Expected result:
          .    The component functions normally.

  3.6     Log file tests.

          Use these tests only on components with logging facility.

3.6.1     File creation test.

          Use only on PC based components.
          Test:
          1.   Set the clock date to 10 am, 29 Feb 2000.
          2.   Create an event so that a log file is created.
          3.   Set the clock date to 10 am, 1 Mar 2000.
          4.   Create an event so that a log entry is created.
          5.   View the name and creation date of the created file(s).

          Expected result:
          . Two new files were created with the correct dates 2/29/00 and naming.

3.6.2     File entry dating test.

          Test:
          1.   View the contents of the files created in test 3.5.1.

          Expected result:
          .    The date and time of the entries shall be correct.

3.6.3     Uploading of log entries.

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          Use only on components based on proprietary hardware.

          Test:
          1.   Set the clock date to 10 am, 29 Feb 2000.
          2.   Create events giving log entries.
          3.   Upload log entries.
          4.   View log entries.

          Expected result:
          .    The date and time of the entries shall be correct.

  3.7     Trace file tests.

          Use these tests only on components with tracing facility.

3.7.1     File creation test.

          Use only on PC based components.
          Test:
          1.   Set the clock date to 10 am, 29 Feb 2000.
          2.   Create an event so that a trace file is created.
          3.   Set the clock date to 10 am, 1 Mar 2000.
          4.   Create an event so that a trace entry is created.
          5.   View the name and creation date of the created file(s).

          Expected result:
          . Two new files were created with the correct dates 2/29/00 and naming.

3.7.2     File entry dating test.

          Test:
          1.   View the contents of the files created in test 3.5.1.

          Expected result:
          .    The date and time of the entries shall be correct.

3.7.3     Uploading of trace entries.

          Use only on components based on proprietary hardware.

          Test:
          1.   Set the clock date to 10 am, 29 Feb 2000.

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          2.   Create events giving trace entries.
          3.   Upload trace entries.
          4.   View trace entries.

          Expected result:
          .    The date and time of the entries shall be correct.

    4     POST-TEST PROCEDURES.

          All of the tests must be completed before performing these post-test procedures.

  4.1     Set Component Date and Time.

          Set the date and time to the correct actual date and time.

  4.2     Reconnect any Networks.

          Reconnect any network cables that were disconnected before the testing began.

  4.3     Power-Up and Confirm Operation.

          Verify that the component operates normally.

  4.4     Sign and Submit the Test Results.




                    ------------------------------------------------------------
                    Rev  Date     By    Revision                           Appr.
                    ------------------------------------------------------------
                         990408   KG    Created
                    ------------------------------------------------------------

                    ------------------------------------------------------------

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